As filed with the Securities and Exchange Commission on August 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	47-0898685
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 Eastchester Drive

High Point, North Carolina 27265

(336) 869-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 W. Swope Montgomery, Jr.

Chief Executive Officer

1226 Eastchester Drive

High Point, North Carolina 27265

(336) 869-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Betty O. Temple, Esq.

Sudhir N. Shenoy, Esq.

Womble Carlyle Sandridge & Rice, LLP

550 South Main Street

Suite 400

Greenville, South Carolina 29601

(864) 255-5400

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share	31,260(1)	$1,000(2)	$31,260,000	$3,583
Warrant to Purchase Common Stock, no par value per share, and underlying shares of Common Stock(3)	543,337	$8.63(4)	$4,688,998	$537
Total			$35,948,998	$4,120

(1)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)	Represents the liquidation preference amount per share of the Series A Preferred Stock, which we sold to the United States Department of the Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program.

(3)	In addition to the Series A Preferred Stock, there are being registered hereunder (a) a warrant for the purchase of 543,337 shares of common stock with an initial per share exercise price of $8.63, (b) the 543,337 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain antidilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416 under the Securities Act.

(4)	Calculated in accordance with Rule 457(i) under the Securities Act with respect to the per share exercise price of the warrant of $8.63.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 1, 2012

31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,

Liquidation Preference Amount $1,000 Per Share

543,337 Shares of Common Stock and a Warrant to Purchase Such Shares

This prospectus relates to (i) 31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, or the Series A Preferred Stock, liquidation preference amount $1,000 per share, (ii) a warrant, or portions thereof, which expires on December 5, 2018, to purchase 543,337 shares of our common stock, or the Warrant, at an exercise price of $8.63 per share, subject to adjustment as described in this prospectus, and (iii) the shares of our common stock which may be purchased upon exercise of the Warrant. The shares of the Series A Preferred Stock and the Warrant were issued by us on December 5, 2008 to the United States Department of the Treasury, or Treasury, as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program, or CPP, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include Treasury and any other holders of the securities covered by this prospectus to whom Treasury has transferred its registration rights in accordance with the terms of the securities purchase agreement between us and Treasury. The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from the sale of securities by the selling securityholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BNCN.” On July 30, 2012, the closing sale price of our common stock on the NASDAQ Capital Market was $7.90 per share. You are urged to obtain current market quotations of our common stock. Neither the Series A Preferred Stock nor the Warrant is currently listed on any established securities exchange or quotation system. Unless requested by Treasury, we do not intend to list the Series A Preferred Stock on any securities exchange or quotation system. We do not intend to list the Warrant on any securities exchange or quotation system.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before investing in any of the securities. See “Where You Can Find More Information.”

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [____], 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act.  Under the shelf registration statement, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by such selling securityholders of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling securityholders.  We may also provide a prospectus supplement to add, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete.  If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.  No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “BNC,” “we,” “our,” “ours,” and “us” refer to BNC Bancorp which is a bank holding company headquartered in High Point, North Carolina, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to the “Bank,” mean Bank of North Carolina, our wholly-owned banking subsidiary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may include statements regarding our projected performance for the period following the completion of the offering. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “will,” “plans” or similar words or expressions. These forward-looking statements involve substantial risks and uncertainties. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

•	revenues are lower than expected;

•	possible changes in the creditworthiness of customers and the possible impairment of collectability of loans;

•	competitive pressure among depository institutions increases significantly;

•	changes in consumer spending, borrowings and savings habits;

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•	our ability to successfully integrate acquired entities or to achieve expected synergies, cost savings or operating efficiencies within expected time-frames or at all;

•	technological changes and security and operations risks associated with the use of technology;

•	the cost of additional capital is more than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	changes in market rates and prices may adversely impact the value of financial products;

•	counterparty risk;

•	possible changes in economic and business conditions;

•	possible changes in monetary and fiscal policies, and laws and regulations;

•	the effects of the Federal Deposit Insurance Corporation, or the FDIC, deposit insurance premiums and assessments;

•	the effects of easing of restrictions on participants in the financial services industry;

•	the existence or exacerbation of general geopolitical instability and uncertainty;

•	demand for our products and services as well as our ability to attract and retain qualified people;

•	the cost and other effects of legal and administrative cases as well as the costs and effects of legal, accounting and regulatory developments and compliance;

•	regulatory approvals for acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and

•	the effects of changes in interest rates.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values following the offering may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Accordingly, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

We urge investors to review carefully the section of this prospectus entitled “Risk Factors” in evaluating the forward-looking statements contained in this prospectus. Forward-looking statements speak only as of the date on which such statements were made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

BNC Bancorp

We were formed in 2002 to serve as a one-bank holding company for Bank of North Carolina. The Bank is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991 and opened for business on December 3, 1991.

We are registered with the Board of Governors of the Federal Reserve System, or the Federal Reserve, under the Bank Holding Company Act of 1956, as amended, or the BHCA, and the bank holding company laws of North Carolina. The Bank operates under the rules and regulations of and is subject to examination by the FDIC and the North Carolina Office of the Commissioner of Banks, North Carolina Department of Commerce. The Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

We have experienced steady primary organic growth over our twenty-one year history.  With numerous banks still in a weakened condition because of the slow rebound of the economy, we decided to expand our franchise through beneficial acquisitions.  In 2010, we acquired one institution and, in 2011, we acquired two other institutions.  To date in 2012, we have made one acquisition.  We also expect to close one acquisition and acquire two bank branches in the third quarter of 2012 as well as close another acquisition in the fourth quarter of 2012.

We provide a wide range of banking services tailored to the particular banking needs of the communities we serve. We are principally engaged in the business of attracting deposits from the general public and using those deposits, together with other funding from our lines of credit, to make primarily consumer and commercial loans. We have pursued a strategy that emphasizes our local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, we make business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. We also offer a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services.

Deposits are the primary source of our funds for lending and other investment purposes. We attract both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. We offer statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

Our primary sources of revenue are interest and fee income from our lending and investing activities, primarily consisting of making business loans for small to medium-sized businesses, and, to a lesser extent, from our investment portfolio. In prior years, investments have not been a primary source of income for us.

As of June 30, 2012, we were the fifth largest North Carolina-domiciled bank by assets and had 24 full-service banking offices along the I-85 / I-40 / I-77 / I-73 corridors in central North Carolina including Davidson, Randolph, Rowan, Forsyth, Guilford, Iredell, Wake, Buncombe and Cabarrus Counties. We have 1 full-service banking office along the I-85 corridor in Upstate South Carolina in Greenville County and 7 full-service banking offices along the coast of South Carolina including Horry, Georgetown, Beaufort and Charleston Counties.

At March 31, 2012, our assets totaled $2.41 billion, and at June 30, 2012 we had 446 full-time and 22 part-time equivalent employees.

Our common stock trades on the NASDAQ Capital Market under the symbol “BNCN.”

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Our principal executive offices are located at 1226 Eastchester Drive, High Point, North Carolina 27265. Our telephone number is (336) 869-9200. Our website is www.bncbancorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

Securities Being Offered

On December 5, 2008, pursuant to the Troubled Asset Relief Program Capital Purchase Program, or the CPP, of the United States Department of the Treasury, or Treasury, we sold to Treasury 31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $31,260,000, and concurrently issued to Treasury a ten-year warrant to purchase up to 543,337 shares of our common stock, or the Warrant, at an exercise price of $8.63 per share. The issuance of the Series A Preferred Stock and the Warrant were completed in a private placement to Treasury exempt from the registration requirements of the Securities Act. We were required under the terms of the related securities purchase agreement between us and Treasury to register for resale the shares of the Series A Preferred Stock, the Warrant and the shares of our common stock underlying the Warrant.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports that we filed with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be sold by the selling securityholders and we will not receive the proceeds from such sales.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Including Interest on Deposits	1.09	1.03	1.08	1.14	1.12	1.11	1.25

Excluding Interest on Deposits	1.56	1.19	1.48	1.91	1.72	1.62	2.82

For the purpose of computing the ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all borrowings, excluding/including interest on deposits as noted.

DESCRIPTION OF SERIES A PREFERRED STOCK

This section summarizes specific terms and provisions of the Series A Preferred Stock. The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the Articles of Amendment regarding the Series A Preferred Stock, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

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General

Our Articles of Incorporation, as amended, or the Amended Articles, authorize the issuance of 20,000,000 shares of preferred stock, no par value per share. As of July 30, 2012, there were 31,260 shares of our Series A Preferred Stock issued and outstanding and 1,804,566 shares of our Mandatorily Convertible Non-Voting Preferred Stock, Series B, or the Series B Preferred Stock, issued and outstanding.

Our Amended Articles, subject to certain limitations, authorize our Board, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

On December 5, 2008, pursuant to the CPP, we issued and sold 31,260 shares of Series A Preferred Stock to Treasury. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of our common stock and Series B Preferred Stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years, and thereafter 9% per year. The Series A Preferred Stock is non-voting, except in limited circumstances. So long as any of our Series A Preferred Stock is outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series A Preferred Stock. We may not redeem the Series A Preferred Stock without prior consultation with our primary federal regulator.

Voting Rights

Except as indicated below or otherwise required by law, the holders of our Series A Preferred Stock do not have any voting rights.

 Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of our directors will automatically increase by two and holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect two members of the Board, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Capital Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of our authorized directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or written consent of shareholders required by law or by our Amended Articles, the vote or written consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•	any amendment or alteration of the certificate of designations for the Series A Preferred Stock or our Amended Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

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•	any amendment, alteration or repeal of any provision of the certificate of designations for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•	any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation by us with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, such shares are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

 Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets, if any, that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of other shares of stock ranking equally with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount of those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock, Series B Preferred Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Dividend Rights

The holders of Series A Preferred Stock are entitled to receive, if and when declared by the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period during the five year period following December 5, 2008 and 9% per share thereafter on (i) the liquidation preference of $1,000 per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such shares, if any.

Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to the holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

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Dividends on the Series A Preferred Stock are cumulative. If for any reason the Board does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Board declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date if we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit their payment.

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank (i) senior to our common stock or Series B Preferred Stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and (ii) at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, referred to as parity stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

So long as any share of Series A Preferred Stock remains outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been contemporaneously declared and paid in full, no dividend or distribution may be declared or paid on shares of common stock or any other shares of junior stock, other than a dividend payable solely in shares of common stock. In addition, we may not repurchase, redeem or otherwise acquire for consideration any shares of common stock or other junior stock unless all accrued and unpaid dividends for all past dividend periods on the Series A Preferred Stock are fully paid, other than: (i) redemptions, purchases or other acquisitions of shares of common stock, Series B Preferred Stock, other junior stock or parity stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan; (ii) any dividends or distributions of rights or junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iii) our acquisition of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock, but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends on the Series A Preferred Stock and any other parity stock are not paid, or declared and funds set aside therefor, all dividends paid or declared with respect to the Series A Preferred Stock and any other parity stock will be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, and the restriction on increasing the dividend on our common stock described in “Dividend Policy,” such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock, from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividends.

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Redemption

We may redeem the Series A Preferred Stock, subject to the approval of the appropriate federal banking agency, in whole or in part, at any time and from time to time. Once an institution notifies Treasury that it would like to repay its investment, Treasury must permit repayment subject to consultation with the appropriate federal banking agency. All such redemptions will be at 100% of the issue price, plus any accrued and unpaid dividends.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata or in such other manner as the Board may determine to be fair and equitable.

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will be cancelled and will revert to authorized but unissued shares of our preferred stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

DESCRIPTION OF SERIES B PREFERRED STOCK

This section summarizes specific terms and provisions of the Series B Preferred Stock. The description of the Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series B Preferred Stock, as are stated in the Articles of Amendment regarding the Series B Preferred Stock, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on June 18, 2010 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

As of July 30, 2012, there were 1,804,566 shares of Series B Preferred Stock outstanding. All outstanding shares are held by Aquiline BNC Holdings LLC. The Series B Preferred Stock is designed to be a common stock equivalent that is a non-voting security for purposes of the BHCA and the Change in Bank Control Act.

Mandatory Conversion

The shares of Series B Preferred Stock will be mandatorily converted into shares of our common stock at a ratio of one share of common stock for each share of Series B Preferred Stock (subject to adjustments in certain events) only when the shares of the Series B Preferred Stock are transferred by Aquiline to third parties in a “widely dispersed offering.” For purposes of the Series B Preferred Stock, a “widely dispersed offering” means (i) a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive more than two percent (2%) of any class of our voting securities or (iii) a transfer to a transferee that would control more than fifty percent (50%) of our voting securities without any transfer from the transferor.

In no event will a transferee of a “widely dispersed offering” be entitled to receive shares of common stock upon any conversion of Series B Preferred Stock to the extent (but only to the extent) that at such time the transferee holder does not have any required “regulatory approvals” (as defined below). If any delivery of shares of common stock owed to a transferee upon conversion of the Series B Preferred Stock is not made, in whole or in part, as a result of the foregoing limitations, our obligation to make such delivery will not be extinguished and we will, at the option of the transferee holder, deliver such shares as promptly as practicable after such converting holder gives notice to us that the applicable requirements are met. For purposes of the Series B Preferred Stock, “regulatory approvals” means, as to any holder, to the extent applicable and required to permit such holder to convert such holder’s shares of Series B Preferred Stock into common stock and to own such common stock without being in violation of applicable law, rule or regulation, receipt or making of approvals or authorizations of, filings and registrations with, notifications to, or determinations of any U.S. federal, state or foreign governmental authority or self-regulatory organization, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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At our annual meeting of shareholders held May 21, 2012, our shareholders approved an amendment to our Amended Articles relating to the Series B Preferred Stock. The amendment states that conversion of Series B Preferred Stock will no longer be based on the occurrence of a “widely dispersed offering” but will occur upon written request by any holder of Series B Preferred Stock. The request for conversion may be in whole or in part. Pursuant to the amendment, shares of Series B Preferred Stock would be convertible into an equal number of shares of our non-voting common stock, rather than common stock as previously provided. Although approved by our shareholders, the foregoing amendment has not yet been filed with the North Carolina Secretary of State. The amended provisions will not control until such time of filing.

Voting Rights; Consent Rights on Extraordinary Matters

Except as from time to time required by applicable law, the Series B Preferred Stock has no voting rights. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of the Articles of Amendment creating the Series B Preferred Stock or the Amended Articles that significantly and adversely affects the rights, preferences or privileges of the Series B Preferred Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up of the affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities, the holders of the Series B Preferred Stock will be entitled to receive, out of our assets and after any payment required to be made to any holders of the Series A Preferred Stock and any other series of preferred stock that is issued by us from time to time unless so designated in such series of preferred stock, whether such assets are capital or surplus and whether or not any dividends or distributions as such are declared, (i) $0.01 per share, (ii) the amount that a holder of shares of common stock would be entitled to receive (based on each share of Series B Preferred Stock being converted into one share of common stock immediately prior to the liquidation, dissolution or winding up, assuming such shares of common stock were outstanding), subject to anti-dilution adjustments, and (iii) an amount equal to all declared and unpaid dividends for prior dividend periods, and no more, before any distribution will be made to the holders of our common stock or any other class of stock or series thereof ranking junior to the Series B Preferred Stock with respect to the distribution of assets. After payment of the full amount of the liquidation preference, the holders will not be entitled to any further participation.

If the amounts available for distribution with respect to the Series B Preferred Stock and all of our outstanding stock ranking on a parity with the Series B Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding shares of the Series B Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled.

Dividend Rights

The Series B Preferred Stock will receive such dividends and other distributions as we may declare and pay to all holders of common stock, on an as-converted basis (one share of common stock for each share of Series B Preferred Stock, subject to adjustments).

The Series B Preferred Stock ranks junior, with regard to dividends, to the Series A Preferred Stock and any other series of preferred stock that is issued by us from time to time unless so designated in such series of preferred stock. The Series B Preferred Stock should have the same priority, with regard to dividends, as our common stock and non-voting common stock.

Redemption

The Series B Preferred Stock is not redeemable at the option of the holder or us. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.

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DESCRIPTION OF WARRANT

This section summarizes specific terms and provisions of the Warrant we issued to Treasury on December 5, 2008 concurrent with our sale to Treasury of 31,260 shares of Series A Preferred Stock pursuant to the CPP. The Warrant may be exercised at any time on or before 5:00 p.m., New York City time, on December 5, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant together with payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.2 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Rights as a Shareholder

The holder of the Warrant will have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant, and all rights under the Warrant, is transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised, and the exercise price of the Warrant, will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such a distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, then both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the holder of the Warrant’s right to receive shares of our common stock upon exercise of the Warrant will convert into the right to exercise the Warrant for the consideration that would have been payable to the holder of the Warrant with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

Our Amended Articles authorize the issuance of 80,000,000 shares of common stock, no par value per share. Our common stock consists of two classes, of which 60,000,000 shares are designated voting common stock and 20,000,000 shares are designated as non-voting common stock. The terms of the voting common stock are described in this section and the terms of the non-voting common stock are described in “Non-voting Common Stock,” below. As of July 30, 2012, there were 15,324,186 shares of voting common stock issued and outstanding, held of record by approximately 1,315 shareholders. In addition, as of July 30, 2012, (i) 292,651 shares of our voting common stock are reserved for issuance upon exercise of stock options issued pursuant to our stock compensation plans and grants of restricted stock, (ii) 543,337 shares of our voting common stock are reserved for issuance upon exercise of the Warrant, (iii) 1,804,566 shares of our voting common stock are reserved for issuance upon the conversion of the Series B Preferred Stock and (iv) 4,187,646 shares of our common stock are reserved for issuance upon the conversion of the non-voting common stock into which our Mandatorily Convertible Cumulative Non-Voting Preferred Stock, Series B-1, was converted on July 20, 2012. As of July 30, 2012, there were 4,187,646 shares of non-voting common stock issued and outstanding, held of record by three shareholders. Our voting common stock is listed and traded on The NASDAQ Capital Market under the symbol “BNCN.” Our non-voting common stock is not listed on any exchange, and we do not intend to list it. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Each share of our voting common stock has the same relative rights and is identical in all respects to each other share of our voting common stock. Each share of our non-voting common stock has the same relative rights and is identical in all respects to each other share of our non-voting common stock.

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Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Our common stock does not have preemptive rights, redemption rights, conversion rights, sinking fund or redemption provisions.

Voting Rights

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, unless such matter relates solely to the terms of one or more classes of preferred stock, in which case holders of common stock will only be permitted to vote as required by law. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast. At all times that the number of directors is less than nine, each director is elected to a term ending as of the next succeeding annual meeting or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify. Otherwise, at all times that the number of directors is nine or more, the Amended Articles and bylaws provide that the Board is divided into three classes, with each class to be as nearly equal in number as possible, and directors in each class are to serve three-year terms in office.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding subordinated debentures and the liquidation preference of any then outstanding preferred stock. Our issued and outstanding Series A Preferred Stock and Series B Preferred Stock both carry liquidation rights senior to our common stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Dividend Rights

Holders of our common stock are entitled to receive ratably such dividends as may be declared by the Board out of legally available funds. The ability of the Board to declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law, banking regulations, and the terms of our participation in the CPP. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. The Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. Also, we may not pay dividends on our capital stock if we are in default or has elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of its subsidiaries, regulatory conditions, and other factors as the Board may deem relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our voting common stock, any holder of 33% or more of our total equity (both voting and non-voting common stock), or a holder of 5% or more of our common stock if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA.

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Non-voting Common Stock

Preemptive Rights, Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Our non-voting common stock does not have preemptive rights, redemption rights, sinking fund or redemption provision but does possess conversion rights. Any holder of non-voting common stock may convert any number of its shares of non-voting common stock into an equal number of shares of common stock at the option of the holder, provided, however, that each share of non-voting common stock is not convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder or any affiliate thereof and may only be converted in connection with or after a transfer to a third party unaffiliated with such initial holder. The non-voting common stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to us; (ii) in a widely distributed public offering of common stock; (iii) in a transfer that is part of a private placement of the common stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of our voting securities then outstanding (including pursuant to a related series of transfers); (iv) in a transfer of the common stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) a transaction approved by the Federal Reserve Board or if the Federal Reserve Board is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction.

Voting Rights

The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter except as otherwise required by law.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of non-voting common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Dividend Rights

Holders of our non-voting common stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law, banking regulations and the terms of our participation in the CPP as described in “Dividend Policy” and our periodic reports. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. The Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. Also, we may not pay dividends on our capital stock if we are in default or have elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of our subsidiaries, regulatory conditions and other factors as our Board may deem relevant.

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Transfer Agent and Registrar

We are the transfer agent and registrar for our non-voting common stock.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our voting common stock, any holder of 33% or more of our total equity (both voting and non-voting common stock), or a holder of 5% or more of our common stock if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA.

DIVIDEND POLICY

Holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board to declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law and banking regulations. Further, except with Treasury’s approval, until such time as we have redeemed all of the Series A Preferred Stock or Treasury has transferred all of the Series A Preferred Stock to a third party, the payment of dividends on our common stock is limited to a maximum quarterly dividend of $0.05 per share.

Also, we may not pay dividends on our capital stock if we are in default or have elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of our subsidiaries, regulatory conditions and other factors as our Board may deem relevant.

In 2009, we began paying quarterly dividends, with the last being a cash dividend of $0.05 per share of common stock paid on May 25, 2012. See also “Description of Common Stock – Dividend Rights,” “Description of Common Stock – Non-Voting Common Stock – Dividend Rights,” “Series A Preferred Stock – Dividend Rights” and “Series B Preferred Stock – Dividend Rights” for additional information concerning payment of dividends.

CERTAIN RESTRICTIONS IN THE AMENDED ARTICLES HAVING POTENTIAL ANTI-TAKEOVER EFFECT

The Amended Articles require the affirmative vote of 75% of the outstanding shares entitled to vote to approve a merger or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 75% of the members of Whole Board of Directors (as defined in our Amended Articles) or, in the case of a merger or combination proposed by a Related Person (as defined in our Amended Articles), 75% of the Continuing Directors (as defined in the Amended Articles)). “Continuing Directors” generally includes all members of the Board who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which becomes a beneficial owner of 10% or more of our voting shares. This provision could tend to make the acquisition of us more difficult to accomplish without the cooperation or favorable recommendation of the Board. When evaluating such business combinations, the our Board will consider (i) the social and economic effects of acceptance of such an offer on our depositors, borrowers, other customers, employees, and creditors and our subsidiaries, and on the communities in which we and the Bank operate or are located; (ii) our ability and that of the Bank to fulfill the objectives of a bank and/or bank holding company, as applicable, and of commercial banking entities, as applicable, under applicable federal and state statutes and regulations; (iii) the business and financial condition and prospects and earnings prospects of the person or group proposing the combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the combination, and other likely financial obligations of such person or group, and the possible effect of such conditions and prospects upon us and the Bank and the communities in which we and the Bank are located; (iv) the competence, experience, and integrity of the person or group proposing the combination and its or their management; and (v) the prospects for successful conclusion of the proposed combination.

Our Amended Articles, subject to certain limitations, authorize our Board, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its discretion with respect to the creation and issuance of preferred stock without shareholder approval, our Board could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

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SELLING SECURITYHOLDERS

The selling securityholders may include (i) Treasury, which acquired all of the shares of Series A Preferred Stock and the Warrant from us on December 5, 2008 in a private placement exempt from the registration requirements of the Securities Act, and (ii) any other person or persons holding shares of Series A Preferred Stock, any portion of the Warrant and any shares of our common stock issued upon exercise of the Warrant, to whom Treasury has transferred its registration rights under the terms of the securities purchase agreement between us and Treasury. Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such transfer. Accordingly, we believe that Treasury currently holds record and beneficial ownership of 100% of the outstanding shares of the Series A Preferred Stock and the entire amount of the Warrant (none of which has been exercised) covered by this prospectus.

The securities to be offered under this prospectus for the account of the selling securityholders are

•	31,260 shares of Series A Preferred Stock, representing 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a ten-year warrant to purchase 543,337 shares of our common stock at an exercise price of $8.63 per share, subject to adjustment as described under “Description of Warrant”; and

•	the 543,337 shares of our common stock issuable upon exercise of the Warrant (subject to adjustment as described under “Description of Warrant”), which shares, if issued, would represent ownership of approximately 3.42% of the shares of our voting common stock outstanding as of July 30, 2012 (including the shares issuable upon exercise of the Warrant in total shares outstanding).

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, Treasury has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on the Series A Preferred Stock and common stock issuable upon exercise of the Warrant as described in “Description of Series A Preferred Stock” and “Description of the Warrant” above, respectively.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

The only potential selling securityholder whose identity we are currently aware of is Treasury. Other than with respect to Treasury’s acquisition of the Series A Preferred Stock and the Warrant from us, Treasury has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

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•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in a public auction;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling securityholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such shares. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the securities purchase agreement between us and Treasury, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the securities purchase agreement between us and Treasury, or the selling securityholders will be entitled to contribution. We have agreed under the securities purchase agreement between us and Treasury to cause such of our directors and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless we are requested to do so by Treasury. We do not intend to list the Warrant on any securities exchange or quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock or the Warrant.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Womble Carlyle Sandridge & Rice, LLP.

EXPERTS

The consolidated statements of financial condition of BNC Bancorp and subsidiaries as of December 31, 2011 and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income and cash flows for the year ended December 31, 2011, and the report on the effectiveness of internal control over financial reporting as of December 31, 2011, are included in our Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated by reference in this prospectus and in the registration statement, in reliance on the reports of Cherry Bekaert & Holland, L.L.P., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended December 31, 2011

•	Those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K	Filed on April 16, 2012

•	Quarterly Report on Form 10-Q	Filed on May 10, 2012

•	Current Reports on Form 8-K	Filed on January 31, May 1, May 23, June 6, June 14, July 5, July 12, July 18, and July 30, 2012

These documents contain important information about our business and financial performance.

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

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These documents are available without charge to you on the Internet at www.bncbancorp.com or if you call or write to: BNC Bancorp, Attn: Drema Michael, 1226 Eastchester Drive, High Point, North Carolina 27265, telephone: (336) 869-9200. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

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31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Liquidation

Preference $1,000 Per Share

543,337 Shares of Common Stock and Warrant to Purchase Such Shares

BNC Bancorp

PROSPECTUS

, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. BNC Bancorp (“BNC” or the “Registrant”) will bear all of these expenses.

Registration fee under the Securities Act	$4,120
FINRA filing fee	$5,892
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$5,000
Printing costs	$2,500
Mailing and other miscellaneous expenses*	$2,500
Total	$45,012

* Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15. Indemnification of Officers and Directors

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the disinterested members of the board of directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

 Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.

Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

 Article V of our Amended Articles provides that, to the fullest extent permitted by the NCBCA, individuals serving as directors shall not be personally liable for monetary damages for breach of any duty as a director. In addition, our bylaws provide that any person who at any time serves or has served as a director or officer of BNC, or who, while serving as a director or officer of BNC, serves or has served at the request of BNC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, will have a right to be indemnified by BNC to the fullest extent permitted by law against liability and expenses arising out of such status or activities in such capacity. Covered expenses include attorneys’ fees, judgments, fines, and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. Expenses may be paid by BNC in advance of the final disposition or termination of a proceeding as described above as authorized by the Board of Directors, if BNC receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by BNC as provided in the bylaws. In determining whether a person is entitled to indemnification under the bylaws, a majority vote of the disinterested members of our board of directors is required; provided, however, that the disinterested directors may direct such determination to be made by independent legal counsel in written opinion. Pursuant to the bylaws and as authorized by statute, BNC has purchased a directors’ and officers’ liability insurance policy which will, subject to certain limitations, insure our directors and officers against damages they might become legally obligated to pay as a result of any negligent act, error or omission committed by directors of officers while acting in their capacity as such.

The foregoing is only a general summary of certain aspects of the NCBCA and our bylaws and Amended Articles dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the NCBCA, Article V of our Amended Articles and Article IX of our bylaws.

Federal banking law, which is applicable to BNC as a financial holding company and to BNC as an insured depository institution, limits the ability of BNC and the Bank to indemnify their directors and officers. Generally, subject to certain exceptions, neither BNC nor the Bank may make, or agree to make, indemnification payments to, or for the benefit of, an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action such person is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of BNC’s or the Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, BNC or the Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith and in a manner such person believed to be in the best interests of the institution, (ii) determines after investigation that making indemnification payments would not materially adversely affect BNC’s safety and soundness or the safety and soundness of the Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse BNC or the Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit
Number	Description of Document
4.1	Articles of Incorporation of BNC Bancorp, incorporated herein by reference to Exhibit 3(i) to the Form 8-K filed with the SEC on December 18, 2002.
4.2	Articles of Amendment, dated December 2, 2008, regarding the Series A Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 8, 2008.
4.3	Articles of Amendment, dated June 14, 2010, regarding the Series B Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 18, 2010.
4.4	Articles of Amendment, dated May 22, 2012, regarding the Non-voting Common Stock, incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on July 2, 2012.
4.5	Bylaws of BNC Bancorp, incorporated herein by reference to Exhibit 3(ii) to the Form 8-K filed with the SEC on December 18, 2002.
4.6	Form of Stock Certificate for the Common Stock incorporated herein by reference to Exhibit 4 to the Form 8-K filed with the SEC on December 18, 2002.

4.7	Form of Stock Certificate for the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 8, 2008.
4.8	Warrant to Purchase Common Stock, dated December 5, 2008, incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on December 8, 2008.
4.9	Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between BNC Bancorp and the United States Department of the Treasury, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on December 8, 2008.
5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends
23.1	Consent of Cherry Bekaert & Holland, L.L.P.
23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of attorney (contained in the signature page of the registration statement)

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BNC Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of High Point, State of North Carolina, on the 1st day of August, 2012.

BNC BANCORP

By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.
President, Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

Each person whose signature appears below appoints W. Swope Montgomery, Jr. or Richard D. Callicutt II, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ W. Swope Montgomery, Jr.	/s/ David B. Spencer
W. Swope Montgomery, Jr.	David B. Spencer
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

Date: August 1, 2012	Date: August 1, 2012

/s/ Larry L. Callahan	/s/ Joseph M. Coltrane, Jr.
Larry L. Callahan	Joseph M. Coltrane, Jr.
Director	Director

Date: August 1, 2012	Date: August 1, 2012

/s/ Richard F. Wood	/s/ G. Kennedy Thompson
Richard F. Wood	G. Kennedy Thompson
Director	Director

Date: August 1, 2012	Date: August 1, 2012

/s/ Charles T. Hagan, III	/s/ W. Swope Montgomery, Jr.
Charles T. Hagan, III	W. Swope Montgomery, Jr.
Director	Director

Date: August 1, 2012	Date: August 1, 2012

/s/ Richard D. Callicutt II	/s/ Robert A. Team, Jr.
Richard D. Callicutt II	Robert A. Team, Jr.
Director	Director

Date: August 1, 2012	Date: August 1, 2012

/s/ Thomas R. Smith
Lenin J. Peters, M.D.	Thomas R. Smith
Director	Director

Date: August 1, 2012	Date: August 1, 2012

/s/ D. Vann Williford
D. Vann Williford	Thomas R. Sloan
Director	Director

Date: August 1, 2012	Date: August 1, 2012

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Articles of Incorporation of BNC Bancorp, incorporated herein by reference to Exhibit 3(i) to the Form 8-K filed with the SEC on December 18, 2002.
4.2	Articles of Amendment, dated December 2, 2008, regarding the Series A Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 8, 2008.
4.3	Articles of Amendment, dated June 14, 2010, regarding the Series B Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 18, 2010.
4.4	Articles of Amendment, dated May 22, 2012, regarding the Non-voting Common Stock, incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on July 2, 2012.
4.5	Bylaws of BNC Bancorp, incorporated herein by reference to Exhibit 3(ii) to the Form 8-K filed with the SEC on December 18, 2002.
4.6	Form of Stock Certificate for the Common Stock incorporated herein by reference to Exhibit 4 to the Form 8-K filed with the SEC on December 18, 2002.
4.7	Form of Stock Certificate for the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 8, 2008.
4.8	Warrant to Purchase Common Stock, dated December 5, 2008, incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on December 8, 2008.
4.9	Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between BNC Bancorp and the United States Department of the Treasury, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on December 8, 2008.
5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends
23.1	Consent of Cherry Bekaert & Holland, L.L.P.
23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of attorney (contained in the signature page of the registration statement)